UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 29, 2020

SILK ROAD MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1213 Innsbruck Drive
Sunnyvale, California 94089
(Address of principal executive office) (Zip Code)
(408) 720-9002
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Silk Road Medical, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on October 29, 2020 (the “Original Report”) and is being filed in order to provide a revised version of the Loan Agreement attached thereto as Exhibit 10.1 correcting the unintentional omission of an interest floor rate, which has been added to Section 2.3 thereof, and to revise the disclosure of the interest rates below to disclose such interest rate floor. Except as set forth herein, no modifications have been made to information contained in the Original Report, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2020, the Company filed the Original Report disclosing that on October 29, 2020, the Company entered into a loan and security agreement (the “Loan Agreement”) with Stifel Bank, as lender. The Loan Agreement provides for a $50.0 million loan facility, comprised of a $50.0 million secured revolving credit facility, with a $2.0 million subfacility for the issuance of letters of credit and other ancillary banking services, and a $50.0 million secured term loan facility, provided that amounts outstanding under both facilities may not exceed an aggregate principal amount of $50.0 million at any time. The revolving loans mature on October 29, 2022, or October 29, 2023 if as of October 29, 2022, no event of default has occurred and the Company is in compliance with the terms of the Loan Agreement, and the term loans mature on October 29, 2024. The proceeds of the loans may be used by the Company for general corporate purposes. As of October 29, 2020, there were $0 million in revolving loans outstanding and $49,000,000 in term loans outstanding under the loan facility.

The revolving loans accrue interest at a rate equal to the greater of (a) the prime rate plus a margin of 0.50% and (b) 4.75%, and the term loans accrue interest at a rate equal to the greater of (a) the prime rate plus a margin of 0.75% and (b) 4.75%. Interest on both loans is payable monthly in arrears. The Company may borrow, prepay and reborrow revolving loans, without premium or penalty. The principal amount of outstanding revolving loans, together with accrued and unpaid interest, is due on the revolving loan maturity date. The principal amount of outstanding term loans shall be repaid in equal monthly installments beginning on May 29, 2022, or November 29, 2022 if the Company achieves revenues for the Company’s fiscal year ending December 31, 2021 of at least 80% of its board-approved financial projections for such fiscal year. The term loans may not be reborrowed once repaid, but the Company may prepay term loans at any time without premium or penalty. The Company is also obligated to pay a fee to the lender upon the occurrence of certain liquidity events, along with other customary fees for a loan facility of this size and type.

The Company’s obligations under the Loan Agreement are secured by substantially all of the Company’s assets, excluding intellectual property, and will be guaranteed by its future domestic subsidiaries, subject to limited exceptions. As of the closing date, there were no guarantors.

Beginning on January 15, 2021, the Credit Agreement requires the Company to maintain unrestricted cash and cash equivalents with the lender of at least $20.0 million. In addition, for any fiscal quarter where the Company’s unrestricted cash and cash equivalents maintained with the lender (or prior to January 15, 2021, the lender or certain other banks) is less than $60.0 million for any day during such fiscal quarter, the Company must comply with a minimum revenue covenant. Additionally, the Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, dispose of assets, effect certain mergers, incur debt, grant liens, pay dividends and distributions on their capital stock, make investments and acquisitions, and enter into transactions with affiliates, in each case subject to customary exceptions for a loan facility of this size and type.

The events of default under the Loan Agreement include, among others, payment defaults, material misrepresentations, breaches of covenants, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, and judgment defaults. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Loan Agreement, the termination of the lender’s commitments, a 5% increase in the applicable rate of interest and the exercise by the lender of other rights and remedies provided for under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On October 29, 2020, in connection with the Company’s entry into the Loan Agreement discussed in Item 1.01 of this Current Report on Form 8-K, the Company terminated its Term Loan Agreement, dated as of October 13, 2015 (as amended, restated, modified or otherwise supplemented from time to time, the “Terminated Loan Agreement”), by and among the Company, the subsidiaries of the company from time to time party thereto as guarantors, and certain affiliates of CRG Partners III L.P. as lenders. As of October 29, 2020, there was approximately $43.8 million in term loans outstanding under the Terminated Loan Agreement. The Company was obligated to pay a prepayment fee as a result of the termination.

The terms and conditions of the Terminated Loan Agreement were disclosed in the Company’s S-1 Registration Statement filed on August 6, 2019, which disclosures are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Loan Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1†	Loan and Security Agreement, dated as of October 29, 2020, by and between Silk Road Medical, Inc. and Stifel Bank.

† Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: November 4, 2020	By:	/s/ Erica J. Rogers
Erica J. Rogers
Chief Executive Officer